Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2016 Earnings; Board Declares Cash Dividend Per Share of $1.25, Including $0.25 Quarterly and $1.00 Special Dividend

•	Q3 2016 EPS of $0.54 up 29 percent from $0.42 in Q3 2015

•	Equity assets reach record $64.1 billion on YTD net equity sales of $6.7 billion

•	Board adds independent director, Joseph C. Bartolacci, and authorizes new share repurchase program
(PITTSBURGH, Pa., Oct. 27, 2016) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.54 for Q3 2016, compared to $0.42 for the same quarter last year on net income of $54.9 million for Q3 2016, compared to $44.1 million for Q3 2015. Federated reported YTD 2016 EPS of $1.48, compared to $1.17 for the same period in 2015 on YTD 2016 net income of $153.1 million compared to $122.2 million for the same period last year.
Federated's total managed assets were $364.3 billion at Sept. 30, 2016. Total managed assets were up $13.3 billion or 4 percent from $351.0 billion at Sept. 30, 2015 and down $2.9 billion or 1 percent from $367.2 billion at June 30, 2016. Growth in equity and fixed-income assets was offset by lower money market assets at the end of Q3 2016 compared to the end of Q2 2016. Average managed assets for Q3 2016 were $365.4 billion, up $13.5 billion or 4 percent from $351.9 billion reported for Q3 2015 and up $1.2 billion from $364.2 billion reported for Q2 2016.
“Federated benefited in the third quarter from continued demand for our range of high-quality income-oriented products,” said  J. Christopher Donahue, president and chief executive officer. “Equity assets increased 23 percent over the past 12 months, driven by substantial flows into our dividend-driven strategies. Meanwhile, fixed-income investors sought the Federated Total Return Bond Fund, a multi-sector core bond strategy with strong long-term performance, as well as our high-yield offerings.”
Federated's board of directors added an independent director with the election of Joseph C. Bartolacci, appointing him to Federated's Audit, Compensation and Compliance committees. Since 2006, Bartolacci has served as president and chief executive officer of publicly traded Matthews International Corporation, a global provider of brand solutions, memorialization products and industrial products with more than 10,000 employees in more than 25 countries. He brings to the board more than 30 years of domestic and international business management experience. He has served as corporate legal counsel, and he has a background in accounting, tax and auditing. Bartolacci earned a bachelor's degree in accounting from St. Vincent College and a juris doctor degree from The University of Pittsburgh School of Law. He also serves on the boards of directors of Matthews, the Jas. H. Matthews & Co. Educational and Charitable Trust and Saint Vincent College.
Federated's board of directors declared a dividend of $1.25 per share. The dividend, which will be paid from Federated's existing cash balance, is considered an ordinary dividend for tax purposes and consists of a $0.25 quarterly dividend and a $1.00 special dividend. The dividend is payable on Nov. 15, 2016 to shareholders of record as of Nov. 8, 2016. During Q3 2016, Federated purchased 906,454 shares of Federated class B common stock for $23.1 million. Also on Oct. 27, 2016, the company's board of directors authorized a new share repurchase program, which allows Federated to repurchase up to 4 million additional shares of class B common stock in the open market with no expiration date. The repurchased stock is to be held in treasury for employee

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q3 2016 Earnings	Page 2 of 11

share-based compensation plans, potential acquisitions and other corporate activities. The company’s existing share repurchase program, which also has no stated expiration date, remains in effect with approximately 537,000 shares available.
"The November special dividend payment marks our fourth in eight years and brings the special-dividends total since 2008 to $6.53 per share," said Thomas R. Donahue, chief financial officer. "The special dividend and the new share repurchase program further emphasize Federated's commitment to shareholder value."
Asset Summary
Federated's equity assets were a record $64.1 billion at Sept. 30, 2016, up $12.1 billion or 23 percent from $52.0 billion at Sept. 30, 2015 and up $2.2 billion or 4 percent from $61.9 billion at June 30, 2016. Top-selling equity funds during Q3 2016 on a net basis were Federated Strategic Value Dividend Fund, Federated International Strategic Value Dividend Fund, Federated Muni and Stock Advantage Fund, Federated Strategic Value U.S. Equity Dividend Fund and Federated MDT Small Cap Core Fund.
Federated's fixed-income assets were $51.8 billion at Sept. 30, 2016, down slightly from $52.1 billion at Sept. 30, 2015 and up $1.5 billion or 3 percent from $50.3 billion at June 30, 2016. Top-selling fixed-income funds during Q3 2016 on a net basis were Federated Total Return Bond Fund, Federated Institutional High Yield Bond Fund, Federated Sterling Cash Plus Fund, Federated Government Ultrashort Duration Fund and Federated Short-Intermediate Duration Municipal Trust.
Money market assets were $248.4 billion at Sept. 30, 2016, up $1.5 billion or 1 percent from $246.9 billion at Sept. 30, 2015 and down $6.6 billion or 3 percent from $255.0 billion at June 30, 2016. Money market fund assets were $209.4 billion at Sept. 30, 2016, down $6.9 billion or 3 percent from $216.3 billion at Sept. 30, 2015 and down $8.7 billion or 4 percent from $218.1 billion at June 30, 2016.
Financial Summary
Q3 2016 vs. Q3 2015
Revenue increased by $60.3 million or 26 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers), as well as an increase in revenue from higher average equity assets. This was partially offset by a decrease in revenue due to a change in the mix of average money market assets. See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q3 2016, Federated derived 55 percent of its revenue from equity and fixed-income assets (39 percent from equity assets and 16 percent from fixed-income assets) and 45 percent from money market assets.
Operating expenses increased by $45.9 million or 29 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased $6.9 million primarily due to an increase in net investment income due to an increase in the market value of trading securities in Q3 2016 as compared to a decrease in the market value of trading securities in Q3 2015.

Federated Reports Q3 2016 Earnings	Page 3 of 11

Q3 2016 vs. Q2 2016
Revenue increased by $7.9 million or 3 percent primarily due to higher average equity assets, one additional day in Q3 compared to Q2, a decrease in voluntary yield-related fee waivers and higher average fixed-income assets. This was partially offset by a decrease in revenue from lower average money market assets.
Operating expenses increased by $6.9 million or 3 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers and an increase in certain operating expenses, primarily professional service fees, due to the recognition of $3.5 million in insurance proceeds in Q2 2016.
Nonoperating income (expenses), net increased $2.8 million primarily due to an increase in net investment income primarily due to losses recorded on available-for-sale securities in Q2 2016.
YTD 2016 vs. YTD 2015
Revenue increased by $170.5 million or 25 percent primarily due to a decrease in voluntary yield-related fee waivers. The increase in revenue was partially offset by a decrease in revenue from lower average fixed-income assets.
For the first nine months of 2016, Federated derived 54 percent of its revenue from equity and fixed-income assets (38 percent from equity assets and 16 percent from fixed-income assets) and 46 percent from money market assets.
Operating expenses increased $122.2 million or 25 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased $9.7 million primarily due to an increase in net investment income resulting from an increase in the market value of trading securities in 2016, as compared to a decrease in the market value of trading securities in 2015.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Voluntary yield-related fee waivers and their resulting negative impact could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in customer relationships, changes in the money market product structures and offerings, demand for competing products, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.

Federated Reports Q3 2016 Earnings	Page 4 of 11

Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q3 2015 to Q3 2016	Quarter Ended	Change Q2 2016 to Q3 2016	Nine Months Ended		Change YTD 2015 to YTD 2016
	Sept. 30, 2016	Sept. 30, 2015		June 30, 2016		Sept. 30, 2016	Sept. 30, 2015
Investment advisory fees	$(5.1)	$(49.3)	$44.2	$(6.2)	$1.1	$(26.3)	$(165.0)	$138.7
Other service fees	(12.9)	(34.0)	21.1	(15.1)	2.2	(50.5)	(96.6)	46.1
Total revenue	(18.0)	(83.3)	65.3	(21.3)	3.3	(76.8)	(261.6)	184.8
Less: Reduction in distribution expense	13.8	61.3	(47.5)	16.5	(2.7)	58.2	186.1	(127.9)
Operating income	(4.2)	(22.0)	17.8	(4.8)	0.6	(18.6)	(75.5)	56.9
Less: Reduction/(Increase) in noncontrolling interest	0.0	1.7	(1.7)	(0.2)	0.2	0.0	6.0	(6.0)
Pre-tax impact	$(4.2)	$(20.3)	$16.1	$(5.0)	$0.8	$(18.6)	$(69.5)	$50.9
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 28, 2016. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. on Oct. 28, 2016 and through Nov. 4, 2016 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13647405.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $364.3 billion in assets as of Sept. 30, 2016. With 123 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 4 percent of money market fund managers in the industry, the top 5 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
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1) Strategic Insight, Aug. 31, 2016. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in customer relationships, changes in product structure, fee arrangements with customers, distribution expense, contributions of directors, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2016 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2015 to Q3 2016	Quarter Ended	% Change Q2 2016 to Q3 2016
	Sept. 30, 2016	Sept. 30, 2015		June 30, 2016
Revenue
Investment advisory fees, net	$197,253	$158,898	24%	$192,663	2%
Administrative service fees, net—affiliates	53,577	53,275	1	53,131	1
Other service fees, net	42,734	21,198	102	39,943	7
Other, net	1,056	950	11	1,001	5
Total Revenue	294,620	234,321	26	286,738	3

Operating Expenses
Distribution	98,740	58,823	68	94,741	4
Compensation and related	75,731	70,624	7	75,225	1
Systems and communications	7,763	6,684	16	7,767	0
Professional service fees	7,360	7,823	(6)	3,645	102
Office and occupancy	6,660	6,552	2	6,675	0
Advertising and promotional	3,371	3,310	2	3,938	(14)
Travel and related	3,165	3,183	(1)	3,656	(13)
Other	3,194	3,078	4	3,421	(7)
Total Operating Expenses	205,984	160,077	29	199,068	3
Operating Income	88,636	74,244	19	87,670	1

Nonoperating Income (Expenses)
Investment income (loss), net	3,889	(3,049)	228	1,105	252
Debt expense	(1,039)	(979)	6	(1,020)	2
Other, net	19	(8)	338	(2)	NM
Total Nonoperating Income (Expenses), net	2,869	(4,036)	171	83	NM
Income before income taxes	91,505	70,208	30	87,753	4
Income tax provision	32,597	26,072	25	31,335	4
Net income including the noncontrolling interests in subsidiaries	58,908	44,136	33	56,418	4
Less: Net income attributable to the noncontrolling interests in subsidiaries	3,983	5	NM	3,709	NM
Net Income	$54,925	$44,131	24%	$52,709	4%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.54	$0.42	29%	$0.51	6%
Weighted-average shares outstanding
Basic	98,805	100,449		99,592
Diluted	98,806	100,451		99,593
Dividends declared per share	$0.25	$0.25		$0.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.0 million, $1.7 million and $2.1 million available to unvested restricted shareholders for the quarterly periods ended Sept. 30, 2016, Sept. 30, 2015 and June 30, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2016 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2016	Sept. 30, 2015	% Change
Revenue
Investment advisory fees, net	$571,762	$459,885	24%
Administrative service fees, net - affiliates	160,181	157,897	1
Other service fees, net	118,575	62,014	91
Other, net	2,949	3,174	(7)
Total Revenue	853,467	682,970	25

Operating Expenses
Distribution	281,862	166,376	69
Compensation and related	227,726	218,062	4
Systems and communications	23,395	20,533	14
Office and occupancy	20,223	20,115	1
Professional service fees	19,886	22,990	(14)
Advertising and promotional	10,751	10,285	5
Travel and related	9,727	9,474	3
Other	9,036	12,574	(28)
Total Operating Expenses	602,606	480,409	25
Operating Income	250,861	202,561	24

Nonoperating Income (Expenses)
Investment income (loss), net	7,657	(1,749)	538
Debt expense	(3,118)	(3,325)	(6)
Other, net	13	(37)	135
Total Nonoperating Income (Expenses), net	4,552	(5,111)	189
Income before income taxes	255,413	197,450	29
Income tax provision	91,128	74,633	22
Net income including the noncontrolling interests in subsidiaries	164,285	122,817	34
Less: Net income attributable to the noncontrolling interests in subsidiaries	11,208	620	NM
Net Income	$153,077	$122,197	25%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.48	$1.17	26%
Weighted-average shares outstanding
Basic	99,397	100,606
Diluted	99,398	100,607
Dividends declared per share	$0.75	$0.75
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $6.0 million and $4.8 million available to unvested restricted shareholders for the nine months ended Sept. 30, 2016 and Sept. 30, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2016 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2016	Dec. 31, 2015
Assets
Cash and other investments	$380,508	$346,815
Other current assets	51,983	49,013
Intangible assets, net and goodwill	733,326	734,492
Other long-term assets	64,700	56,883
Total Assets	$1,230,517	$1,187,203

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$152,334	$159,208
Long-term debt	172,125	191,250
Other long-term liabilities	195,220	179,039
Redeemable noncontrolling interests	29,945	8,734
Equity excluding treasury stock	923,596	840,911
Treasury stock	(242,703)	(191,939)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,230,517	$1,187,203

Federated Reports Q3 2016 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Equity funds
Beginning assets	$37,076	$34,935	$35,533	$34,125	$33,141
Sales	3,011	3,117	2,464	9,567	7,658
Redemptions	(2,883)	(2,294)	(2,043)	(7,697)	(5,880)
Net sales	128	823	421	1,870	1,778
Net exchanges	(26)	(16)	(110)	(79)	(65)
Market gains and losses/reinvestments[1]	599	1,334	(2,571)	1,861	(1,581)
Ending assets	$37,777	$37,076	$33,273	$37,777	$33,273

Equity separate accounts[2]
Beginning assets	$24,785	$21,550	$19,256	$19,431	$18,285
Sales[3]	2,968	3,156	1,456	8,474	4,598
Redemptions[3]	(1,262)	(1,153)	(1,350)	(3,644)	(3,388)
Net sales[3]	1,706	2,003	106	4,830	1,210
Net exchanges	1	0	(1)	1	(1)
Market gains and losses[4]	(155)	1,232	(678)	2,075	(811)
Ending assets	$26,337	$24,785	$18,683	$26,337	$18,683

Total equity[2]
Beginning assets	$61,861	$56,485	$54,789	$53,556	$51,426
Sales[3]	5,979	6,273	3,920	18,041	12,256
Redemptions[3]	(4,145)	(3,447)	(3,393)	(11,341)	(9,268)
Net sales[3]	1,834	2,826	527	6,700	2,988
Net exchanges	(25)	(16)	(111)	(78)	(66)
Market gains and losses/reinvestments[1]	444	2,566	(3,249)	3,936	(2,392)
Ending assets	$64,114	$61,861	$51,956	$64,114	$51,956

Fixed-income funds
Beginning assets	$38,611	$37,826	$40,042	$37,989	$40,456
Sales	3,641	3,467	3,277	10,442	11,019
Redemptions	(2,971)	(3,364)	(4,173)	(10,415)	(12,370)
Net sales (redemptions)	670	103	(896)	27	(1,351)
Net exchanges	19	18	90	(12)	31
Market gains and losses/reinvestments[1]	496	664	(254)	1,792	(154)
Ending assets	$39,796	$38,611	$38,982	$39,796	$38,982

Fixed-income separate accounts[2]
Beginning assets	$11,714	$13,352	$12,862	$13,130	$12,251
Sales[3]	360	147	638	704	1,631
Redemptions[3]	(284)	(2,105)	(336)	(2,717)	(817)
Net sales (redemptions)[3]	76	(1,958)	302	(2,013)	814
Net exchanges	0	0	(6)	0	(6)
Market gains and losses[4]	258	320	(75)	931	24
Ending assets	$12,048	$11,714	$13,083	$12,048	$13,083

Total fixed income[2]
Beginning assets	$50,325	$51,178	$52,904	$51,119	$52,707
Sales[3]	4,001	3,614	3,915	11,146	12,650
Redemptions[3]	(3,255)	(5,469)	(4,509)	(13,132)	(13,187)
Net sales (redemptions)[3]	746	(1,855)	(594)	(1,986)	(537)
Net exchanges	19	18	84	(12)	25
Market gains and losses/reinvestments[1]	754	984	(329)	2,723	(130)
Ending assets	$51,844	$50,325	$52,065	$51,844	$52,065
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q3 2016 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Funds
Beginning assets	$75,687	$72,761	$75,575	$72,114	$73,597
Sales	6,652	6,584	5,741	20,009	18,677
Redemptions	(5,854)	(5,658)	(6,216)	(18,112)	(18,250)
Net sales (redemptions)	798	926	(475)	1,897	427
Net exchanges	(7)	2	(20)	(91)	(34)
Market gains and losses/reinvestments[1]	1,095	1,998	(2,825)	3,653	(1,735)
Ending assets	$77,573	$75,687	$72,255	$77,573	$72,255

Separate accounts[2]
Beginning assets	$36,499	$34,902	$32,118	$32,561	$30,536
Sales[3]	3,328	3,303	2,094	9,178	6,229
Redemptions[3]	(1,546)	(3,258)	(1,686)	(6,361)	(4,205)
Net sales[3]	1,782	45	408	2,817	2,024
Net exchanges	1	0	(7)	1	(7)
Market gains and losses[4]	103	1,552	(753)	3,006	(787)
Ending assets	$38,385	$36,499	$31,766	$38,385	$31,766

Total assets [2]
Beginning assets	$112,186	$107,663	$107,693	$104,675	$104,133
Sales[3]	9,980	9,887	7,835	29,187	24,906
Redemptions[3]	(7,400)	(8,916)	(7,902)	(24,473)	(22,455)
Net sales (redemptions)[3]	2,580	971	(67)	4,714	2,451
Net exchanges	(6)	2	(27)	(90)	(41)
Market gains and losses/reinvestments[1]	1,198	3,550	(3,578)	6,659	(2,522)
Ending assets	$115,958	$112,186	$104,021	$115,958	$104,021
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q3 2016 Earnings	Page 10 of 11

(unaudited)
MANAGED ASSETS (in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
By Asset Class
Equity	$64,114	$61,861	$56,485	$53,556	$51,956
Fixed-income	51,844	50,325	51,178	51,119	52,065
Money market	248,366	254,992	262,030	256,437	246,937
Total Managed Assets	$364,324	$367,178	$369,693	$361,112	$350,958
By Product Type
Funds:
Equity	$37,777	$37,076	$34,935	$34,125	$33,273
Fixed-income	39,796	38,611	37,826	37,989	38,982
Money market	209,382	218,107	224,681	221,615	216,252
Total Fund Assets	$286,955	$293,794	$297,442	$293,729	$288,507
Separate accounts:
Equity	$26,337	$24,785	$21,550	$19,431	$18,683
Fixed-income	12,048	11,714	13,352	13,130	13,083
Money market	38,984	36,885	37,349	34,822	30,685
Total Separate Accounts	$77,369	$73,384	$72,251	$67,383	$62,451
Total Managed Assets	$364,324	$367,178	$369,693	$361,112	$350,958

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
By Asset Class
Equity	$63,682	$58,680	$52,786	$54,097	$54,238
Fixed-income	51,446	50,793	50,880	51,922	52,577
Money market	250,292	254,693	260,203	247,986	245,133
Total Avg. Managed Assets	$365,420	$364,166	$363,869	$354,005	$351,948
By Product Type
Funds:
Equity	$37,902	$35,891	$32,921	$34,726	$35,181
Fixed-income	39,527	38,214	37,776	38,779	39,526
Money market	213,078	217,226	221,848	217,031	213,633
Total Avg. Fund Assets	$290,507	$291,331	$292,545	$290,536	$288,340
Separate accounts:
Equity	$25,780	$22,789	$19,865	$19,371	$19,057
Fixed-income	11,919	12,579	13,104	13,143	13,051
Money market	37,214	37,467	38,355	30,955	31,500
Total Avg. Separate Accounts	$74,913	$72,835	$71,324	$63,469	$63,608
Total Avg. Managed Assets	$365,420	$364,166	$363,869	$354,005	$351,948

Federated Reports Q3 2016 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Nine Months Ended
(in millions)	Sept. 30, 2016	Sept. 30, 2015
By Asset Class
Equity	$58,383	$54,166
Fixed-income	51,039	53,100
Money market	255,063	246,057
Total Avg. Managed Assets	$364,485	$353,323
By Product Type
Funds:
Equity	$35,572	$35,114
Fixed-income	38,505	40,371
Money market	217,384	212,582
Total Avg. Fund Assets	$291,461	$288,067
Separate accounts:
Equity	$22,811	$19,052
Fixed-income	12,534	12,729
Money market	37,679	33,475
Total Avg. Separate Accounts	$73,024	$65,256
Total Avg. Managed Assets	$364,485	$353,323